SUPPLEMENTAL PURCHASE AGREEMENT
IN CONNECTION WITH PURCHASE OF FACILITIES
(AL II - 14 Operating Facilities)

1. PARTIES. This Supplemental Purchase Agreement in Connection with Purchase of Facilities ("Agreement") is entered into as of March ____, 1999 by and among Emeritus Corporation, a Washington corporation ("Emeritus"), and its affiliates Emeritus Properties I, Inc., ESC G.P. I Inc. and ESC I, L.P. (collectively "Emeritus Affiliates"), and AL Investors II LLC, a Delaware limited liability company, and its permitted assigns ("AL Investors II"). Emeritus and Emeritus Affiliates are sometimes collectively referred to herein as the "Emeritus Entities." All capitalized terms not otherwise defined herein shall have the meaning set forth in Exhibit A.

2. FACTS.

2.1 Acquisition of Facilities. AL Investors II contemplates entering into a Purchase and Sale Agreement ("Purchase Agreement") with Meditrust Company LLC, successor by merger to Meditrust Acquisition Corporation I (collectively "Meditrust"), relating to the acquisition of fourteen (14) Facilities identified on Exhibit A (collectively, the "Facilities"). Emeritus Affiliates currently lease from Meditrust each of the Facilities ("Facility Leases") and own certain personal property and leasehold improvements which AL Investors II desires to purchase and the Emeritus Entities desire to sell pursuant to this Agreement. Upon the Closing under the Purchase Agreement and this Agreement, each of the Facility Leases will terminate or be amended and restated as determined by AL Investors II and Emeritus except for certain indemnity provisions by the Emeritus Entities which may survive the Closing in favor of Meditrust as Meditrust may require. AL Investors II intends to create a Facility Entity for the purpose of owning each Facility. The resulting pool of fourteen (14) Facilities, will close simultaneously and be financed in part by a loan from the Lending Group.

2.2 Consideration. In consideration of AL Investors II performing the due diligence as contemplated under the Purchase Agreement, the mutual covenants herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Emeritus Entities agree to give and perform the representations, warranties, covenants and agreements contained in this Agreement. AL Investors II would not perform the due diligence on the Facilities or contemplate entering into the Purchase Agreement without this Agreement.

3. RIGHT TO PURCHASE. Emeritus entered into a Letter of Intent dated as of January 11, 1999 ("Letter of Intent") with Meditrust to purchase the Facilities. Emeritus agrees and confirms that any right of Emeritus to purchase the Facilities under the Letter of Intent is hereby assigned to AL Investors II. Provided, however,


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

the form of the Purchase Agreement shall be subject to the review and comment of Emeritus, but the final form of the Purchase Agreement shall be determined in the sole discretion of AL Investors II.

4. DUE DILIGENCE.

4.1 Investigations. Under the terms of the Purchase Agreement and under this Agreement, AL Investors II has until the Closing Date (the "Due Diligence Period") to undertake such due diligence on the Facilities as it deems necessary in its sole discretion, including but not limited to the review of title reports and financial information, the conducting of surveys, environmental assessments and physical inspections, and the finalizing of financing commitments, and other matters deemed necessary by AL Investors II. The Emeritus Entities shall provide access to the Facilities and cooperate with AL Investors II and its designated representatives in conducting its due diligence activities. If AL Investors II in its sole discretion has not waived or satisfied this condition prior to expiration of the Due Diligence Period, then AL Investors II may terminate this Agreement by written notice to Emeritus and neither party shall have any liability to the other except as expressly set forth in Section 18.

4.2 Documentation. Promptly upon request therefor, or as soon as practicable, if it has not already done so, the Emeritus Entities shall provide to AL Investors II or its designated representatives copies of the following in the possession of the Emeritus Entities for each Facility:

      (a) Residents. A current resident roll, occupancy report and copy of the standard form Residency Agreement.

      (b) Contracts and Leases. A listing of all Major Contracts and Major Leases which shall be attached to this Agreement as Exhibit B prior to expiration of the Due Diligence Period, and any correspondence with any Person relating to outstanding disputes or claims relating to the Major Contracts and Major Leases.

      (c) Operating Statements. Operating statements, showing all of the income and expenses related to owning and operating each Facility (with current receivables aging) for the preceding three (3) full calendar years and the most recent operating statement for the current year through December 31, 1998 reflecting operations on a year-to-date basis (collectively, the "Operating Statements").

      (d) Tax Statements and Utility Bills. All real and personal property tax statements for the preceding three (3) full calendar years and utility bills for the preceding calendar year.


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

      (e) Approvals. All Permits, including any zoning variances or special use permits, if any, and any notices alleging any violations and zoning letters for each Facility.

      (f) Plans and Specifications. As-built plans and specifications which are in the possession of the Emeritus Entities.

      (g) Environmental Reports. Phase I environmental assessments and any prior studies and reports relating to Hazardous Substances in or on a Facility and all correspondence or claims from any Person alleging violations of Environmental Laws which are in the possession of the Emeritus Entities.

      (h) Structural and Engineering Reports. All structural, soils, or engineering reports or surveys for any Facility which are in the possession of the Emeritus Entities and a current property condition survey and seismic survey performed by Consultants approved by AL Investors II.

      (i) Insurance. Current property and liability insurance policies or a summary thereof and any correspondence with the insurer related to circumstances or conditions affecting the cost or continuation of any insurance.

      (j) Maintenance or Incident Logs. Facility maintenance and incident logs insofar as they relate to claims or notices alleging material defects in or violations of Legal Requirements relating to the Facility including any related correspondence with any Governmental Authorities.

      (k) Title. Title commitments and UCC searches conducted by Title Company for each Facility.

      (l) Survey. Survey for each Facility in form specified by AL Investors II.

      (m) Health Surveys. Local and/or state Department of Health survey for most recent period.

      (n) Other Matters. Any other document or matter reasonably requested by AL Investors II.

The term "in the possession of the Emeritus Entities" as used above means in the possession of Emeritus, at its main corporate office in Seattle, Washington, after inquiry to the manager of each Facility for copies of pertinent documents and other records.


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

5. REPRESENTATIONS, WARRANTIES AND COVENANTS. Emeritus, jointly and severally, with Emeritus Affiliates (and each of the Emeritus Affiliates severally with respect to the Facility leased and operated by it), represent, warrant and covenant with respect to all of the Facilities to each of AL Investors II and the Facility Entities, as of the date of this Agreement, as follows:

5.1 Existence; Power; Qualification. Each of the Emeritus Entities is a corporation or limited partnership respectively duly organized, validity existing and in good standing under the laws of the State of Washington. Each of the Emeritus Entities has all requisite corporate or limited partnership power and authority to operate and lease each of the Facilities and to carry on its business as now conducted and to enter into and carry out the terms of this Agreement.

5.2 Valid and Binding. Each of the Emeritus Entities is duly authorized to make and enter into this Agreement and to carry out the transactions contemplated herein and is, or will be by Closing, duly authorized to make and enter into all of the other documents to which it is or will be a party under this Agreement or under the Purchase Agreement (the "Transaction Documents") and to carry out the transactions contemplated therein. This Agreement has been duly executed and delivered by each of the Emeritus Entities and is the legal, valid and binding obligation of each of the Emeritus Entities enforceable in accordance with its terms. The Transaction Documents to which each of the Emeritus Entities is or will be a party have been, or will be by the Closing, duly executed and delivered by each of the Emeritus Entities, and each is, or will be by Closing, a legal, valid and binding obligation of the respective Emeritus Entity, enforceable in accordance with its terms.

5.3 No Violation. The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transaction thereby contemplated shall not result in any breach of, or constitute a default under, or result in the acceleration of, or constitute an event which, with the giving of notice or the passage of time, or both, could result in default or acceleration of any obligations of the Emeritus Entities under any Permit, contract, mortgage, lien, lease, agreement, instrument, franchise, license, arbitration award, judgement, decree, bank loan or credit agreement, trust indenture or other instrument to which any of the Emeritus Entities is a party or by which any of the Emeritus Entities may be bound or affected and do not violate or contravene any Legal Requirements.

5.4 Consents and Approvals. As of Closing, no consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person and no waiver of any right by any Person is required to authorize or permit, or is otherwise required as a condition of the execution, delivery and performance of the Emeritus Entities' obligations under this Agreement or the Transaction Documents.

5.5 FIRPTA Representation. None of the Emeritus Entities is a "foreign person" as that term is defined in the Code.

5.6 Emeritus' Documents. All copies of documents furnished or to be furnished to AL Investors II by the Emeritus Entities or any of them in connection with this Agreement are true and complete copies of the originals.

5.7 Nothing Omitted. No certificate, agreement, statement or other document prepared or executed by any of the Emeritus Entities and furnished to or to be furnished to AL Investors II or its attorneys in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to prevent all statements contained herein and therein from being misleading.

5.8 Litigation. There is no material claim, litigation, or proceeding pending against any of the Emeritus Entities or to the current actual knowledge of any of them threatened against any of the Emeritus Entities, which relate to the Facilities or the transactions contemplated by this Agreement except as set forth on Exhibit C. All of the matters set forth on Exhibit C, and any other such material claim, litigation or proceeding currently pending or threatened shall be defended, settled or paid at the Emeritus Entities' sole expense. None of the Emeritus Entities has filed (nor has any filing been made against any of them) any proceeding in bankruptcy or insolvency in any jurisdiction. Neither any of the Emeritus Entities nor any Facility is currently the subject of any proceeding by any Governmental Authorities, and no notice of any violation has been received from any Governmental Authorities that would, directly or indirectly, or with the passage of time:

     (a) Have a material adverse impact on the Facility Entities' ability to accept and/or retain residents or result in the imposition of a fine in excess of $500, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible residents;

    (b) Modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use of any of the Permits; or

    (c) Affect the Facility Entities' continued participation in the Medicare or Medicaid programs or any other Third-Party Payors' Programs (if applicable), or any successor programs thereto, at current rate certifications.

5.9 Compliance. All Permits and other authorizations from Governmental Authorities required to own and operate each Facility for its present use as an assisted living facility and with the number of beds (and with respect to the Facility entitled Anderson Place as a nursing home with respect to 44 beds) indicated on Exhibit A have been obtained, are in full force and effect, and are free from violation or claim of violation in all material respects of any Legal Requirement, except as set forth on Exhibit D. Without limiting the generality of the foregoing, Emeritus Entities are the lawful owner of all Permits for each Facility, including, without limitation, the Certificate of Need, if applicable, which (a) are in full force and effect, (b) constitute all of the permits, licenses and certificates required for the use, operation and occupancy thereof, (c) as of the Closing Date have not been pledged as collateral for any loan or indebtedness other than the Mortgage, (d) are held free from restrictions or any encumbrance which would materially adversely affect the use or operation of the Facility, and (e) are not provisional, probationary or restricted in any way. The Emeritus Entities as well as the operation of each Facility are in compliance in all material respects with the applicable provisions of assisted living facility (and where applicable, nursing home) laws, rules, regulations and published interpretations to which the Facility is subject. No waivers of any laws, rules, regulations, or requirements (including, but not limited to, minimum foot requirements per bed) are required for the Facility to operate at the current licensed unit and/or bed capacity. Emeritus Entities have not granted to any third party the right to reduce the number of licensed beds in any Facility or to apply for approval to transfer the right to any and all of the licensed Facility beds to any other location. As of Closing, all such Permits and other authorizations shall have been duly and validly transferred to or reissued in the name of each Facility Entity or, if not so transferred or reissued at Closing, shall be transferred or reissued by the Emeritus Entities at their sole cost and expense within ninety (90) days after Closing. Except as set forth on Exhibit D, each Facility and the operation and use thereof complies in all material respects with all applicable Legal Requirements and all covenants, easements and restrictions of record, affecting the Facility (and, without limitation, the property on which each Facility is located is zoned for the buildings and the uses conducted thereon, including but not limited to parking requirements and none of the Emeritus Entities has received any notice alleging any material non-compliance with respect to any Facility). There are no unsatisfied requests or demands for repairs, restorations or improvements to any Facility from any Person, including, but not limited to, any Governmental Authorities pursuant to which the cost of repair, restoration or improvement would exceed $10,000 in the aggregate for any Facility except as set forth on Exhibit D.

5.10 No Prior Options, Sales or Assignments. None of the Emeritus Entities has granted an option or obligated itself in any manner whatsoever to assign the Facility Leases or their rights under the Facility Leases or to sell the Facilities to any party other than AL Investors II.

5.11 Condition of Improvements. The structural components, roofs, mechanical, electrical, plumbing, elevator and HVAC systems of the improvements comprising each Facility are in good working order and free from defects which would materially impair the use of the Facility, ordinary wear and tear excepted, except as set forth in the engineering reports prepared by Commercial Inspectors LLC and delivered to AL Investors II in connection with this transaction. Construction of each Facility has been completed and each Facility is stocked with usual and customary Operating Equipment and Operating Supplies. Each Facility is open for business and all work in connection with the initial construction and development of each Facility, all capital improvements made or contracted or committed prior to Closing, and all remodeling and refurbishment, including, but not limited to, construction of kitchen facilities remodeling at Facility entitled Oakbridge to the extent the Emeritus Entities are obligated to construct or pay for such Facilities, has been completed and paid for in full by the Emeritus Entities (or will be completed and paid for in full by Emeritus Entities at their sole expense) and no Party has any Lien or right to assert a Lien on account thereof.

5.12 Title. As of the Closing, title to each of the Facilities, including the Land, Improvements and Personal Property, shall be subject to no lien, mortgage, pledge, encroachment, zoning violation, or encumbrance, except for (a) the Permitted Encumbrances which do not and will not materially interfere with the current use or operation of any Facility, (b) the Mortgage, and (c) such liens, mortgages, pledges and encumbrances arising by or through Meditrust without the consent of or the actual current knowledge of the Emeritus Entities. All Improvements situated on each Facility are situated wholly within the boundaries of the Land except for minor and immaterial encroachments.

5.13 Special Assessments. The Emeritus Entities have not been notified of any contemplated improvements to any Facility or the area closely surrounding any Facility by any Governmental Authorities which is not disclosed by the public records and shown in the title commitments for each Facility prepared by Title Company which would result in the assessment of a special improvement or similar lien in an amount exceeding $10,000 per year against any Facility.

5.14 Utilities; Access. All water, sewer, gas, electric, telephone, drainage and other utility service lines or facilities serving each Facility or required by Legal Requirements: (i) are located within the boundaries of the land on which the Facility is located or within land dedicated to public use or within recorded easements for same, (ii) are in good working order, and (iii) are adequate to serve the present use of each Facility. Each Facility has direct access to a publicly dedicated street or road or over a recorded easement for such purpose to a publicly dedicated street or road.

5.15 Existing Agreements. There are no contracts, agreements, understandings (whether written or oral), or other liabilities of any type or kind relating to any Facility which will be binding on AL II Holdings, AL Investors II or a Facility Entity after Closing, except for the Permitted Exceptions, the Contracts, the Permits, and the Leases transferred to each Facility Entity at Closing and except as otherwise disclosed in writing to and approved in writing by AL Investors II. There is no material default by any of the Emeritus Entities or to the current actual knowledge of any of them by any other party under any of the Permitted Exceptions, the Contracts, the Permits, or the Leases. There are no Major Contracts or Major Leases which will be binding on AL Investors II or any of the Facilities Entities after Closing except as set forth on Exhibit B.

5.16 Environmental Compliance. Except as set forth in Exhibit E (which matters, if any, shall be remediated by the Emeritus Entities at their sole expense):

      (a) The Emeritus Entities have not at any time caused or permitted any Hazardous Substances to be placed or used in any Facility.

      (b) No Hazardous Substances exist or have existed on any Facility.

      (c) No Facility now contains any underground storage tanks, and, to the best of Emeritus Entities' knowledge after reasonable and diligent inquiry, no Facilities have contained any underground storage tanks in the past. If there is an underground storage tank located on any Facility, that tank complies with all requirements of Environmental Laws.

      (d) Emeritus Entities have complied with all Environmental Laws, including all requirements for notification regarding releases of Hazardous Substances. Without limiting the generality of the foregoing, the Emeritus Entities have obtained any Permits required for the operation of the Facilities in accordance with Environmental Laws now in effect and all such Permits are in full force and effect. No event has occurred with respect to any Facility that constitutes, or with the passing of time or the giving or notice would constitute, noncompliance with the terms of any Permit.

      (e) There are no actions, suits, claims or proceedings pending or, to the best of Emeritus Entities' current actual knowledge , threatened that involve any Facility and allege, arise out of, or relate to any violation of Environmental Laws.

      (f) Emeritus Entities has not received any complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Substances, or any other environmental, health or safety matters affecting any Facility which has not been remediated in accordance with Legal Requirements.

5.17 Reports. The Operating Statements and all financial information, schedules and other documents containing factual information delivered to AL Investors II and prepared by any of the Emeritus Entities in connection with this Agreement or the Purchase Agreement are true and correct in all material respects.

5.18 Employees. All employees at the Facilities are the employees of the Emeritus Affiliates and none of AL II Holdings, AL Investors II or any of the Facility Entities shall have any liability or responsibility whatsoever after the Closing for any matters related to such employees occurring prior to the Closing. Emeritus Affiliates shall transfer or otherwise reassign at its expense the employment of all employees to the Managers under the Management Agreement effective as of Closing in accordance with all Legal Requirements and neither AL Investors II nor any of the Facility Entities shall have any liability or responsibility in connection therewith. There are no union contracts or collective bargaining agreements with any of such employees of the Facilities.

5.19 Casualty; Condemnation. No Facility is subject to any Casualty or Condemnation.

5.20 Loan Closing Certification. All statements, warranties, and representations in the Initial Senior Loan documents and in the Initial Junior Loan documents which relate to the condition, title, fitness, and compliance with Legal Requirements and Environmental Laws of any or all of the Facilities are true and correct.

5.21 Current Actual Knowledge. The representations and warranties herein which are based upon the current actual knowledge of the Emeritus Entities are based upon the current actual knowledge of the following employees of Emeritus:
Jennifer Valenta, Business Development and Legal Analyst; William Shorten, Director of Real Estate Finance; Kelly Price, Vice President of Finance, Chief Financial Officer and Secretary; and Daniel R. Baty, Chairman and Chief Executive Officer, without any obligation to acquire any knowledge other than a review of the files and records in their possession they would in the ordinary course of their duties be responsible for having knowledge of.

5.22 Hart-Scott-Rodino Antitrust Improvements Act. The non-exempt assets within the mean of 16 C.F.R. ss. 802.2 being acquired in connection with the Facilities do not equal or exceed $15,000,000 in the aggregate.

5.23 Indemnification. Each of the Emeritus Entities, jointly and severally, agrees to indemnify, defend and hold each of AL II Holdings, AL Investors II, their Affiliates and the Facility Entities harmless from and against any and all loss, damage, liability or expense, including attorneys' fees and costs, AL II Holdings, AL Investors II, its Affiliates or any of the Facility Entities may suffer as a result of (a) any breach of or inaccuracy in the foregoing representations, warranties, and covenants and (b) any claim by any Person for personal injury or malpractice (including death) or damage to property arising out of facts and circumstances occurring (or alleged to have occurred) at the Facilities on or prior to the Closing.

5.24 General Provision. The liability of the Emeritus Entities and each of them for breach of any of the warranties, representations and indemnities set forth herein shall survive Closing, shall not be diminished by, nor shall any defense to enforcement thereof arise by reason of, any investigation conducted by or knowledge of AL II Holdings, AL Investors II, their Affiliates or the Facility Entities or any remedy any of them may have against any other Person, and shall be cumulative with any other remedies any of them may have against any of the Emeritus Entities.

6. BUYER'S REPRESENTATIONS. AL Investors II represents and warrants to the Emeritus Entities, as of the date of this Agreement, as follows:

      (a) Status. AL Investors II is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and each of the Facility Entities is, or will be prior to Closing, duly organized, validly existing and in good standing in the state of Washington and qualified to do business in the jurisdiction in which it owns or will own a Facility.

      (b) Authority. This Agreement and all documents to be executed by AL Investors II or the Facility Entities at Closing have been duly authorized, executed and delivered by AL Investors II and/or the Facility Entities and are binding on and enforceable against AL Investors II and the Facility Entities in accordance with their terms.

AL Investors II hereby agrees to defend, protect, indemnify and hold the Emeritus Entities harmless from and against any and all loss, damage, liability or expense, including attorneys' fees and costs, the Emeritus Entities may suffer as a result of any breach of or any inaccuracy in the foregoing representations and warranties.

7. [INTENTIONALLY DELETED]

8. MANAGEMENT AGREEMENT WITH OPTION TO PURCHASE. Concurrently with and as a condition to the Closing, Emeritus and Emeritus Management LLC and Emeritus Management I LP, and other wholly owned Affiliates of Emeritus ("Managers"), shall enter into a Management Agreement With Option To Purchase with AL Investors II and each Facility Entity ("Management Agreement"), in the form to be attached as Exhibit F to this Agreement. Emeritus shall unconditionally guarantee the obligations of each of the Managers under the Management Agreement pursuant to Guaranty of Management Agreement ("Guaranty Agreement") attached hereto as Exhibit G.

9. EMPLOYEE MATTERS. The Emeritus Entities acknowledge and agree that they shall be responsible for all costs, expenses and liabilities with respect to the severance, transfer, hiring or any other matters relating to the transfer or other reassignment of employees presently operating the Facilities to the Managers. The Emeritus Entities shall jointly and severally indemnify and hold each of AL II Holdings, AL Investors II, its Affiliates and the Facility Entities harmless from any claims arising out of or relating to such employees, and reassignment of employment to Managers, including but not limited to claims arising from salaries, benefits and profit-sharing plans at any of the Facilities or of the Emeritus Entities.

10. PUT AGREEMENT. Concurrently with and as a condition to the Closing, Emeritus shall cause Daniel R. Baty to enter into the Put and Purchase Agreement ("Put Agreement") attached hereto as Exhibit H.

11. FINANCING OF THE PURCHASE OF THE FACILITIES. AL Investors II has negotiated the terms and conditions of the Initial Senior Loan and the Initial Junior Loan which shall be subject to the approval of Emeritus, such approval not to be unreasonably withheld. By execution hereof, Emeritus has approved the terms and conditions of the Initial Senior Loan and Initial Junior Loan. The Lending Group and/or AL Investors II may require a Capital Improvements Reserve Escrow ("Capital Reserve") to fund the correction of deficiencies in one or more of the Facilities. Funding of the Capital Reserve of Closing shall be the sole obligation of the Emeritus Entities.

12. OPERATIONS OF FACILITIES PENDING CLOSING. At all times prior to the Closing or the sooner termination of this Agreement, the Emeritus Entities agree: (a) to maintain, manage and operate the Facilities in accordance with the terms and conditions of the Facility Leases; (b) to maintain the Facilities in their current condition and state of repair and to rebuild, repair or restore any damage or destruction to the Facilities by casualty or otherwise which may occur prior to Closing; (c) to maintain the existing property, casualty and other insurance required under the Facility Leases; (d) to perform all of its material obligations under the Permits, Permitted Exceptions, Contracts and Leases and not to amend, modify or terminate or permit the termination of any Permit, Contract, Permitted Exceptions or Lease, except with respect to Contracts and Leases in the ordinary course of business, without the prior written consent of AL Investors II, which shall not unreasonably be withheld; (e) not to enter into any Major Lease or Major Contract for a Facility, without the prior written consent of AL Investors II, which shall not unreasonably be withheld; (f) not to amend, modify, terminate, or exercise any option to purchase under any of the Facility Leases; (g) not to mortgage, encumber or otherwise place or permit any encumbrance on its leasehold estate under the Facility Leases; and (h) not to enter into any contracts or agreements to sell or otherwise transfer its interest in any of the Facilities.

13. CONVEYANCE OF INTERESTS IN FACILITIES.

13.1 Closing Delivery by the Emeritus Entities. On or prior to the Closing, the Emeritus Entities shall deposit with or cause to be deposited with Escrow Holder, the following, each in form satisfactory to AL Investors II:

      (a) A duly executed and acknowledged Quit Claim Deed to the respective Facility Entity conveying any leasehold improvements or other Real Estate interest owned by any of the Emeritus Entities in the Facilities ready for recordation in the jurisdiction where the Facility is located;

      (b) A duly executed Assignment of Leases, Permits and Contracts for the Facilities ("Assignment") to the respective Facility Entity. In connection with the Assignment, it shall be the sole responsibility of the Emeritus Entities to obtain all necessary consents and approvals for the transfer of and vesting in the respective Facility Entity for all Permits, Contracts and Leases at Closing or within ninety (90) days thereafter;

      (c) FIRPTA Affidavit;

      (d) Bill of Sale for all Personal Property with respect to Facilities, (including but not limited to the Tangible Personal Property as defined in the Facility Leases) vesting title free and clear of all Liens, except for the Permitted Exceptions, in the respective Facility Entity;

      (e) Duly executed Management Agreement, Guaranty Agreement, and Put Agreement;

      (f) Such corporate or partnership resolutions regarding due authorization and execution and such opinions of counsel regarding authorization and execution of the documents and instruments to be executed and delivered by any of Emeritus and the Emeritus Entities hereunder as AL Investors II may reasonably require.

      (g) A certificate confirming that all of the warranties and representations set forth in Section 5 are true and correct as of Closing.

      (h) Termination agreement or if mutually agreed by AL Investors II and Emeritus amendment and restatement of the Facility Leases.

      (i) Licensing Indemnity Agreement between AL Investors II and Emeritus.

      (j) Such other documents as AL Investors II may reasonably require to vest in the respective Facility Entity all of the Emeritus Entities' right, title and interest in each of the Facilities.

13.2 Closing Delivery by AL Investors II and the Facility Entities. On or prior to the Closing, AL Investors II and the Facility Entities shall cause to be delivered to the Emeritus Entities the following;

      (a) The Purchase Price for the property interests described above are allocated among the Facilities as set forth on Exhibit I. The Purchase Price set forth on Exhibit I is the good faith allocation of the aggregate purchase price among the Facilities agreed to by AL Investors II and the Emeritus Entities (it being understood that the Facilities are being purchased as a group).

      (b) An executed counterpart where required of the Assignment, the Management Agreement, the Guaranty Agreement, and the Put Agreement.

      (c) A certificate confirming that all of the warranties and representations set forth in Section 6 are true and correct as of Closing.

      (d) Such limited liability company resolutions regarding due authorization and execution and such opinions of counsel regarding authorization and execution of the documents and instruments to be executed by AL Investors II as Emeritus Entities may reasonably require.

14. CONDITIONS PRECEDENT.

14.1 AL Investors II. AL Investors II's obligations under this Agreement are expressly conditioned on, and subject to satisfaction of, the following conditions precedent:

      (a) Performance by Emeritus and the Emeritus Entities. The Emeritus Entities shall each have timely performed all obligations required by this Agreement to be performed by it.

      (b) Closing under Purchase Agreement. Simultaneous closing under the Purchase Agreement.

      (c) Representations and Warranties True. The representations and warranties of the Emeritus Entities contained herein shall be true and correct as of the Closing.

      (d) No Material Adverse Change. At no time prior to the Closing shall there be any material adverse change in the financial condition of any of the Emeritus Entities or in the physical condition of one or more of the Facilities due to Casualty or Condemnation.

      (e) Purchase Agreement for Development Facilities. Simultaneous closing of the facility entitled Loyalton of Phoenix under the Supplemental Purchase Agreement in Connection with Purchase of Facilities (AL II - 5 Development Facilities) between Emeritus and certain of its Affiliates and AL Investors Development LLC.

      (f) AL Investors II Financing. The lenders under the Initial Senior Loan and Initial Junior Loan shall be ready, willing and able to close simultaneous with the closing hereunder.

      (g) Final Approval. Final approval of this transaction by each of the members of AL II Holdings, the parent of AL Investors II.

The conditions set forth in Section 14.1 above are intended solely for the benefit of AL Investors II. If any of the foregoing conditions are not satisfied as of the Closing, AL Investors II shall have the right at its sole election either to waive the condition in question and proceed with the purchase or, in the alternative, to terminate this Agreement, whereupon this Agreement shall terminate, and the parties shall have no further obligations hereunder except as expressly provided herein.

14.2 Emeritus Entities. The obligations of the Emeritus Entities under this Agreement are expressly conditioned on, and subject to satisfaction of, the following conditions precedent:

      (a) Performance by AL Investors II. AL Investors II and the Facility Entities shall each have timely performed all obligations required by this Agreement to be performed by it.

      (b) Closing under Purchase Agreement. Simultaneous closing under the Purchase Agreement.

      (c) Representations and Warranties True. The representations and warranties of AL Investors II contained herein shall be true and correct as of the Closing.

      (d) Purchase Agreement for Development Facilities. Simultaneous closing of the facility entitled Loyalton of Phoenix under the Supplemental Purchase Agreement in Connection with Purchase of Facilities (AL II - 5 Development Facilities) between Emeritus and certain of its Affiliates and AL Investors Development LLC.

      (e) Final Approval. Final approval of the board of Emeritus.

The conditions set forth in Section 14.2 above are intended solely for the benefit of the Emeritus Entities. If any of the foregoing conditions are not satisfied as of the Closing, the Emeritus Entities shall have the right at its sole election either to waive the condition in question and proceed with the purchase or, in the alternative, to terminate this Agreement, whereupon this Agreement shall terminate, and the parties shall have no further obligations hereunder except as expressly provided herein.

15. CLOSING COSTS. If this transaction closes, AL Investors II shall pay the following closing costs with respect to Closing under this Agreement and the Purchase Agreement, subject to the aggregate dollar limitation below:

      (a) The premium for owner's and lender's title insurance for each Facility and such additional title insurance as may be required by the Lending Group and any search or additional title review charges to be paid to Title Company;

      (b) All real estate excise taxes and other transfer taxes applicable to the transfer of a Facility to the Facility Entities including any sales tax on any Personal Property.

      (c) The fees incurred by the Escrow Holder in connection with the Closing.

      (d) All recording fees and expenses for recording of all documents and instruments.

      (e) All costs and expenses of AL Investors II, AL II Holdings, including the Facility Entities' financing in connection with the Initial Senior Loan and the Initial Junior Loan (except funding of any Capital Reserve which shall be the sole obligation of Emeritus Entities).

      (f) Costs and expenses of due diligence investigations, studies, surveys and reports prepared for AL Investors II and the Lending Group and the formation and qualification of the Facility Entities.

      (g) AL Investors II's, AL II Holdings', and the Facility Entities' attorneys and accounting fees, costs and expenses.

      (h) All other normal and customary closing costs incurred by AL Investors II, Al II Holdings, and the Facility Entities.

To the extent the aggregate of the foregoing exceeds $2,947,401, as outlined in
Exhibit I the balance of the closing costs shall be paid by the Emeritus
Entities.

16. CLOSING STATEMENTS. All income and expense arising out of the management and operation of the Facilities, including, but not limited to real property taxes and insurance, shall be prorated between the Emeritus Entities and AL Investors II or each Facility Entity as of the Closing. Prepaid amounts or deposits under Residency Agreements or security deposits under the Leases shall be credited to AL Investors II and utility deposits or prepaid amounts under the Contracts shall be credited to the Emeritus Entities. The prorations of income and expense for each Facility shall be made on the basis of a written closing statement submitted by the Emeritus Entities to AL Investors II prior to the Closing and approved by AL Investors II. In the event any prorations or apportionments made hereunder shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item which cannot be prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and re-prorated between the parties when the information is available. Any prepaid rents or other prepaid expenses, escrow accounts or deposits under the Facility Leases returned by Meditrust to AL Investors II or the Facility Entities, or credited against the purchase price under the Purchase Agreement, shall be refunded to the Emeritus Entities. Notwithstanding the foregoing, any adjustments or re-prorations shall be made, if at all, within one hundred eighty (180) days after Closing.

17. DELIVERY OUTSIDE OF ESCROW. The Emeritus Entities shall deliver to AL Investors II and the Facility Entities at Closing outside of the Closing escrow the originals of the diligence materials referenced in Section 4.2 (except for the originals of the Contracts, Leases and Permits to be held by Managers for use in managing the Facilities), and such copies of all books and records used in the operation, maintenance, and repair of the Facilities as AL Investors II may direct.

18. BREAK-UP EXPENSES.

18.1 Emeritus' Obligation. The Emeritus Entities acknowledge and agree that Closing under the Purchase Agreement, or this Agreement may not occur due to a variety of events or circumstances beyond the control of AL Investors II including but not limited to:

      (a) The refusal or failure of the Lending Group to provide financing for the acquisition of the Facilities;

      (b) The failure of Governmental Authorities or other Parties to approve the transfer of Permits, Contracts or Leases to the Facility Entities for the operation of the Facility prior to the Closing under the Purchase Agreement or this Agreement;

      (c) The failure to secure the consent or approval from Senior Housing Partners I, L.P., a member of AL II Holdings, to proceed with the transaction prior to expiration of the Due Diligence Period;

      (d) Casualty or Condemnation of one or more Facilities prior to the Closing under the Purchase Agreement;

      (e) The failure of Meditrust to perform under the terms of the Purchase Agreement or the failure of Meditrust to enter into a Purchase Agreement upon terms and conditions acceptable to AL Investors II;

      (f) Default by any of the Emeritus Entities hereunder or under any other agreement in connection with this transaction.

      (g) The failure of any condition precedent to AL Investors II's obligations hereunder as set forth in Section 14.1; or

      (h) Such other events or circumstances beyond the reasonable control of AL Investors II and the Facility Entities.

In the event that Closing under the Purchase Agreement or this Agreement should not occur as a result of any of the foregoing, and notwithstanding termination or expiration of this Agreement, the Emeritus Entities shall pay to AL II Holdings and AL Investors II all of their out-of-pocket costs and expenses incurred in connection with the due diligence and the preparation of all documentation relating to the purchase of the Facilities, including but not limited to costs of all title insurance cancellation fees, preparation of environmental reports, surveys, appraisals, structural engineering reports, amounts owing to the Lenders under the Initial Senior Loan and Initial Junior Loan for reimbursement of expenses, costs to form AL II Holdings, AL Investors II and the Facility Entities, attorneys' fees and costs of AL II Holdings, AL Investors II, and all other reasonable out-of-pocket expenses incurred by AL II Holdings and AL Investors II in connection with this transaction as set forth under Transaction Costs on Exhibit I (collectively "Break-up Expenses"). AL Investors II shall provide to the Emeritus Entities an itemization of its Break-up Expenses within forty-five (45) days after termination of the purchase and sale of the Facilities as contemplated by this Agreement. The Emeritus Entities shall make payment to AL Investors II within ten (10) days after receipt of such itemization. The payment of the Break-up Expenses shall be the sole remedy of AL Investors II and the Facility Entities against the Emeritus Entities under this Agreement for failure to close under this Agreement.

18.2 Post Closing Remedies. AL Investors II shall have all rights and remedies at law or in equity for enforcement of any indemnities, warranties or representations or other agreements set forth herein after Closing.

19. MISCELLANEOUS.

19.1 Entire Agreement. This Agreement, together with the Exhibits attached hereto and all certificates and documents delivered in connection herewith, contain the entire understanding of the parties with respect to the subject matters hereof and supersedes all prior and other contemporaneous oral or written understandings and agreements between the parties hereto.

19.2 Binding Effect; Assignment. This Agreement, shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives and permitted assigns. Except as specifically provided for herein, neither party may assign its rights hereunder without the prior written consent of the other. Notwithstanding the foregoing, AL Investors II may assign this Agreement in whole or part to any Facility Entity which holds or is intended to hold title to any Facility and such Facility Entity's successors and assigns.

19.3 Notices. Any notice, demand, offer or other writing required or permitted pursuant to this Agreement shall be in writing, furnished in duplicate and shall be transmitted by hand delivery, facsimile, certified mail, return receipt requested, or Federal Express or another nationally recognized overnight courier service, postage prepaid, as follows:

If to AL Investors II         AL Investors II LLC
  or any of its Affiliates:   c/o Bruce D. Thorn
                              2250 McGilchrist Street SE, Suite 200
                              Salem, Oregon  97302
                              Facsimile: (503)375-7644
                              Telephone: (503)370-7071 ext. 7143

With a copy to:               Foster Pepper & Shefelman PLLC
                              1111 Third Avenue, Suite 3400
                              Seattle, Washington  98101
                              Attn: Gary E. Fluhrer
                              Facsimile: (206)447-9700
                              Telephone: (206)447-4400

                              Prudential Real Estate Investors
                              8 Campus Drive
                              Parsippany, New Jersey  07054
                              Attn: Joan Hayden
                              Facsimile: (973)683-1788
                              Telephone: (973)683-1772

                              Senior Housing Partners I, L.P.
                              c/o Mr. Noah Levy
                              Prudential Real Estate Investors
                              Suite 1400, Two Ravinia Drive
                              Atlanta, Georgia  30346
                              Facsimile: (770)399-5363
                              Telephone: (770)395-8606

If to the Emeritus Entities:  Emeritus Corporation
                              3131 Elliot Avenue, Suite 500
                              Seattle, Washington  98121-1031
                              Attn: Mr. Kelly Price
                              Facsimile: (206)301-4500
                              Telephone: (206)301-4507

With a copy to:               Perkins Coie
                              1201 Third Avenue, Suite 4000
                              Seattle, Washington  98101
                              Attn: Mike Stansbury
                              Facsimile:  (206)583-8500
                              Telephone:  (206)583-8888

Any party shall have the right to change the place to which such notice shall be given or add additional parties to receive notices by similar notice sent in like manner to all other parties hereto. Any notice, if sent by overnight courier service, shall be deemed delivered on the earlier of the date of actual delivery or the next business day and if delivered by hand delivery or facsimile shall be deemed delivered on the date of the actual delivery and if sent by mail, shall be deemed delivered on the earlier of the third day following deposit with the U.S. Postal Service or actual delivery.

19.4 Captions. The captions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provisions hereof.

19.5 Joint Effort. The preparation of this Agreement has been the joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties than the other.

19.6 Counterparts. This Agreement may be executed in counterparts and each executed copy shall be deemed an original which shall be binding upon all parties hereto.

19.7 Partial Invalidity. The invalidity of one or more of the phrases, sentences, clauses, sections or articles contained in this Agreement shall not affect the remaining portions so long as the material purposes of this Agreement can be determined and effectuated.

19.8 No Offer. Neither the negotiations to date nor the preparation of this Agreement shall be deemed an offer by any party to the other. No such contract shall be deemed binding on any party until each party has executed and delivered this Agreement.

19.9 Amendments. This Agreement may not be amended in any respect whatsoever except by a further agreement, in writing, fully executed by each of the parties.

19.10 Schedules and Exhibits. All Schedules and Exhibits referred to in this Agreement shall be incorporated into this Agreement by such reference and shall be deemed a part of this Agreement as if fully set forth in this Agreement.

19.11 Governing Law and Attorneys' Fees. This Agreement including the validity thereof and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Washington without regard to its principals of conflicts of laws. AL Investors II may enforce any or all of the provisions of this Agreement directly against the Emeritus Entities or any of them in the State of Washington or at its option may enforce this Agreement on behalf of any Facility Entity in the state in which such Facility Entity owns a Facility. In the event either party brings an action or any other proceeding against the other party to enforce or interpret any of the terms, covenants or conditions hereof, the party prevailing in any such action or proceeding shall be paid all costs and reasonable attorneys' fees by the other party in such amounts as shall be set by the court, at trial and on appeal.

19.12 Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than to the Facility Entities, which are intended third party beneficiaries.

19.13 Rules of Construction. References in this Agreement to "herein," "hereof" and "hereunder" shall be deemed to refer to this Agreement and shall not be limited to the particular text in which such words appear. The use of any gender shall include all genders, and the singular number shall include the plural and vice versa as the context may require.

19.14 Survival. The warranties, representations and indemnities in this Agreement shall survive Closing and the delivery of the Transaction Documents and other documents hereunder.

19.15 Joint and Several. The obligation of each of Emeritus and the Emeritus Affiliates shall be joint and several.

19.16 No Broker. AL Investors II represents to Emeritus Entities and the Emeritus Entities represent to AL Investors II, that no agent, finder or broker has acted for it or was the producing and effective cause of this Agreement or the transactions contemplated herein, and that no commissions or finder's fees are due by it to any third parties. AL Investors II agrees to indemnify and hold Emeritus Entities harmless, and the Emeritus Entities agree to indemnify and hold AL Investors II harmless, with respect to any and all expenses, obligations, and liabilities resulting from the claims or causes of action relating to any claims made by any person retained or used by it for any agent's broker's or finder's fees or commissions relating to the transactions contemplated herein.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the date first above appearing.

                                    AL INVESTORS II LLC, a Delaware limited
                                    liability company


                                    By /s/ Norman L. Brenden
                                       Name: Norman L. Brenden
                                       Its: Manager

                                    EMERITUS CORPORATION, a Washington
                                    corporation


                                    By /s/ Daniel R. Baty
                                    Name Daniel R. Baty
                                    Its Chairman

                                    EMERITUS PROPERTIES I, INC., a Washington corporation


                                    By /s/ Daniel R. Baty
                                    Name Daniel R. Baty
                                    Its Chairman

                                    ESC I, L.P., a Washington limited
                                    partnership

                                    By: ESC G.P. I, INC., a Washington
                                    corporation


                                         By  /s/ Daniel R. Baty
                                         Name Daniel R. Baty
                                         Its Chairman

                                    ESC G.P. I, a Washington corporation


                                    By /s/ Daniel R. Baty
                                    Name Daniel R. Baty
                                    Its Chairman

LIST OF EXHIBITS
----------------

Exhibit A    Certain Defined Terms
Exhibit B    Major Contracts and Major Leases
Exhibit C    Litigation, Claims and/or Proceedings
Exhibit D    Claims for Repairs, Restorations and/or Improvements
Exhibit E    Environmental Compliance
Exhibit F    Management Agreement
Exhibit G    Guaranty Agreement
Exhibit H    Put Agreement
Exhibit I    Purchase Price Allocation

EXHIBIT A
TO SUPPLEMENTAL PURCHASE AGREEMENT
IN CONNECTION WITH PURCHASE OF FACILITIES
(AL II - 14 Operating Facilities)

Certain Defined Terms

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms in the Agreement have the meanings assigned as set forth below and include the plural as well as the singular.

AL II Holdings: AL II Holdings LLC, a Delaware limited liability company, which is the sole member of AL Investors II.

Accreditation Body: Any person, including any Person having or claiming jurisdiction over the accreditation, certification, evaluation or operation of a Facility.

Affiliate: With respect to any Person (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person or (iii) any officer, director, employee, general partner or trustee of such Person, or any other Person controlling, controlled by, or under common control with, such Person (excluding trustees and Persons serving in a fiduciary or similar capacity who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

Approved Equipment Leases: Leases for any of the Furnishings and Equipment which have been approved by AL Investors II in writing.

Award: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

Business Day: Any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America or the State of Washington.

Casualty: The damage or destruction by act of god or otherwise of any portion of any Facility which would cost more than $50,000 to repair or restore.

Closing or Closing Date: The date upon which the purchase and sale of the fourteen (14) operating Facilities being purchased from Meditrust closes as defined in the Purchase Agreement.

Code: The Internal Revenue Code of 1986, as amended.

Condemnation: With respect to any Facility or any interest therein or right accruing thereto or use thereof (i) the exercise of the power of condemnation, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer to any Condemnor under threat of condemnation.

Condemnor: Any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

Consultants: Collectively, the architects, engineers, inspectors, surveyors and other consultants that have been engaged from time to time prior to Closing by the Emeritus Entities or AL Investors II to perform services for any of them in connection with a Facility or this Agreement.

Contracts: Collectively, all Provider Agreements, Residency Agreements, Ordinary Contracts and Major Contracts.

Date of Taking: The date the Condemnor has the right to possession of the property being condemned.

Environmental Laws: Environmental Laws means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings, and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials and apply to any Facility. Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, and their state analogs.

Escrow Holder:  First American Title Insurance Company.

Facility: Each of the assisted living facilities including the Land, Improvements and Personal Property associated therewith, located in the city and state as set forth below:

Facility            City                State     Units     Beds      Facility LLC and LP Name
Colonial Park
Club                Sarasota            FL        90        110       AL Investors II
                                                                        Sarasota LLC
Park Club of
Fort Myers          Fort Myers          FL        90        100       AL Investors II Fort
                                                                        Myers LLC
Park Club of
Oakbridge           Lakeland            FL        77        94        AL Investors II
                                                                        Lakeland LLC
Park Club of
Brandon             Brandon             FL        89        110       AL Investors II
                                                                        Brandon LLC
Highland Hills      Pocatello           ID        49        57        AL Investors II
                                                                        Pocatello LLC
Ridge Wind          Chubbuck            ID        110       96        AL Investors II
                                                                        Chubbuck LLC
Lakewood Inn        Coeur d'Alene       ID        73        109       AL Investors II Coeur
                                                                        D'Alene
The Pines of
Tewksbury           Tewksbury           MA        49        50        AL Investors II
                                                                        Tewksbury LLC
Meadowbrook         Ontario             OR        53        82        AL Investors II
                                                                        Ontario LLC
Anderson Place      Anderson            SC        127       84        AL Investors II
                                                                        Anderson LLC
Elmbrook Estates    Lubbock             TX        79        100       Lubbock AL Investors
                                                                        II LP
Fairhaven Estates
                    Bellingham          WA        98        110       AL Investors II
                                                                        Bellingham LLC
Hearthstone         Moses Lake          WA        50        100       AL Investors II Moses
                                                                        Lake LLC
Evergreen Lodge
                    Federal Way         WA        84        92        AL Investors II
                                                                        Federal Way LLC

The legal description of each of the above Facilities is set forth in the Purchase Agreement.

Facility Entity: Each of the Facility LLC's or LP's which owns or will own at Closing a Facility as set forth opposite the name of each Facility above.

Facility Lease: Each of the leases by which a Facility has been leased by any of the Emeritus Entities from Meditrust.

Furnishings and Equipment: All furniture, furnishings, beds, televisions, equipment, food service equipment, apparatus, computers and other personal property used in (or if the context so dictates, required in connection with), the operation of each Facility, other than Operating Equipment, Operating Supplies and fixtures attached to and forming part of the Improvements.

Governmental Authorities: Collectively, all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures, and offices of any nature whatsoever of any government, quasi-government unit or political subdivision, whether with a federal, state, county, district, municipal, city or otherwise and whether now or hereinafter in existence which exercises jurisdiction over any Facility.

Hazardous Substances: "Hazardous Substances" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials, radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint;

asbestos or asbestos-containing materials in any form that is or could become friable; underground storage tanks, whether empty or containing any substance; any substance the presence of which on any Facility is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material, or substance now or in the future defined as a "hazardous substance," "hazardous material," hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "Pollutant" within the meaning of any Environmental Law. Provided, however, Hazardous Substances shall not include the safe and lawful use and storage of quantities of (i) pre-packaged supplies, medical waste, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable Facilities, (ii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by occupants of any Facility; and (iii) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Facilities' parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Environmental Laws.

Improvements: The buildings, structures (surface and sub-surface) and other improvements now or hereafter located on the Land.

Junior Loan: Any indebtedness incurred by Owners which is secured by a mortgage, pledge, and related security instruments against, among other things, the membership interests of AL II Holdings in AL Investors II and/or the membership interests of AL Investors II in the Facility Entities. Initially, the Junior Loan is evidenced by that certain Loan Agreement among AL II Holdings, AL Investors II, AL Investors Development, the Facility Entities, and their Affiliates and Senior Housing Partners I, L.P. dated on or about the same date hereof ("Initial Junior Loan").

Land: The parcel or parcels of land on which each of the Facilities is situated, together with all rights of ingress and egress thereto and parking associated therewith as legally described in the Purchase Agreement.

Leases: Collectively, the Ordinary Leases and Major Leases.

Legal Requirements: Collectively, all statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision, and other land use and assisted living licensing statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any Governmental Authority, Accreditation Body or Third Party Payor affecting a Facility Entity or any Facility or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services in connection with the Facility, including, without limitation, any of the foregoing which may (i) require repairs, modifications or alterations in or to the Facility, (ii) in any way affect (adversely or otherwise) the use and enjoyment of the Facility or
(iii) require the assessment, monitoring, clean-up, containment, removal, remediation or other treatment of any Hazardous Substances on, under or from the Facility. Without limiting the foregoing, the term "Legal Requirements" includes all Environmental Laws and shall also include all Permits and Contracts issued or entered into by any Governmental Authority, any Accreditation Body and/or any Third Party Payor and all Permitted Encumbrances.

Lending Group: GMAC Commercial Mortgage in a debt facility to AL Investors II secured by the Facilities in the maximum aggregate original principal balance of $68,000,000.

Lien: With respect to any real or personal property, any mortgage, mechanics' or materialmen's lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property which secures or is intended to secure the payment of money, whether or not inchoate, vested or perfected.

Major Contracts: Any contract for the purchase of goods or services or any other agreement which requires payments in excess of $50,000 per year for any Facility or has a noncancellable term in excess of one year or in which the provider of the goods or services is an Emeritus Entity or an Affiliate of any of them.

Major Lease. Any Lease which has a noncancellable term in excess of one year or a rental payment in excess of $10,000 per year or pursuant to which an Emeritus Entity or an Affiliate of any of them is the tenant.

Managed Care Plans: All health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans, and similar arrangements.

Managers: Any Person who has entered into a Management Agreement with a Facility Entity, which initially shall mean Emeritus Management LLC and Emeritus Management I LP. or any other entity approved by AL Investors II.

Medicaid: The medical assistance program established by Title XIX of the Social Security Act (42 US C ss.ss. 1396 et seq.) and any statute succeeding thereto.

Medicare: The health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC ss.ss. 1395 et seq.) and any statute succeeding thereto.

Meditrust: Meditrust Acquisition Corporation I and Meditrust Company LLC.

Mortgage: collectively, the terms and conditions of the Senior Loan and the Junior Loan.

Operating Equipment. All dishes, glassware, bed coverings, towels, silverware, uniforms and similar items used in, or held in storage for use in (or if the context so dictates, required in connection with) the operation of the Facilities.

Operating Supplies. All consumable items used in, or held in storage for use in (or if the context so dictates, required in connection with), the operation of the Facilities, including food, medical supplies, fuel, soap, cleaning materials, and other similar consumable items.

Ordinary Contracts: All agreements and contracts to purchase goods and services (excluding Major Contracts) to the extent such other agreements and contracts have been entered into by the Emeritus Entities in the ordinary course of business of construction, owning, operating or managing the Facilities, contract rights (including without limitation, warranties provided in construction contracts, subcontracts, and architects' contracts), right to proceeds or payment on account of any Award or Casualty, warranties and representations, franchises, and records and books of account benefiting, relating to or affecting the Facility or the operation of any programs or services in conjunction with the Facility and all renewals, replacement and substitutions therefor entered into by the Emeritus Entities with any Governmental Authority, Accreditation Body or Third Party Payor or entered into by any of the Emeritus Entities with any third Person, excluding, however, any agreements pursuant to which money has been or will be borrowed or advanced, the Facility Leases, the Leases, any agreements with or obligations relating to employees of a Facility, and any agreement creating or permitting any Lien, or other encumbrance on title (except for the Permitted Exceptions), and any Major Contract.

Ordinary Leases: Collectively, all subleases, licenses, use agreements, equipment leases, concession agreements, tenancy at will agreements and other occupancy agreements (but excluding any Residency Agreement, Facility Lease or Major Lease), whether oral or in writing, entered into by any of the Emeritus Entities and encumbering or affecting a Facility.

Permits: Collectively, all permits, licenses, approvals, qualifications, rights, variances, permissive uses, accreditation, certificates, certifications, consents, agreements, contracts, contract rights, franchises, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued under, applicable Legal Requirements relating or affecting a Facility or the construction, development, maintenance, management, use or operation thereof, or the operation of any programs or services in conjunction with the Facility and all renewals, replacements and substitutions therefor, now or hereafter required or issued by any Governmental Authority, Accreditation Body or Third Party Payor, or maintained or used by any of the Emeritus Entities, or entered into by any of the Emeritus Entities with any third Person with respect to a Facility.

Permitted Exceptions: The exceptions to title approved by AL Investors II pursuant to the Purchase Agreement, including the Approved Equipment Leases.

Person: Any individual, corporation, general partnership, limited partnership, joint venture, stock company or association, company, bank, trust, trust company, land trust, business trust, unincorporated organization, unincorporated association, Governmental Authority or other entity of any kind or nature.

Personal Property: All machinery, equipment, furniture, furnishings, vans, buses, vehicles, movable walls or partitions, computers or trade fixtures, goods, inventory, supplies, the name of the Facility, and other personal or intangible property located on or in or used in connection with a Facility including, but not limited to, all Operating Equipment, Furnishings and Equipment and Operating Supplies. Notwithstanding the foregoing, title to vans or buses shall remain in Emeritus or Managers under the Management Agreement and be held in trust by them for the benefit of the respective Facility Entity.

Prime Rate: The variable rate of interest per annum from time to time set forth in the Wallstreet Journal as the prime rate of interest and in the event that the Wallstreet Journal no longer publishes a prime rate of interest, then the Prime Rate shall be deemed to be the variable rate of interest per annum which is the prime rate of interest or base rate of interest from time to time announced by any major bank or other financial institution reasonably selected by AL Investors II.

Provider Agreements: All participation, provider and reimbursement agreements or arrangements, if any, in effect for the benefit of the Emeritus Entities or Meditrust in connection with the operation of the Facility relating to any right of payment or other claim arising out of or in connection with participation in any Third Party Payor Program.

Real Estate: Collectively, (i) the Land, (ii) the Improvements, and (iii) all rights, rights-of-way, easements, mineral rights, privileges, options, leases, licenses, and appurtenances in any manner belonging to, or pertaining to, the Land and the Improvements.

Residency Agreement: All contracts, agreements and consents executed by or on behalf of any resident or other Person seeking services at the Facility, including, without limitation, assignments of benefits and guarantees.

Senior Loan: any indebtedness incurred by Owners which is secured by any mortgage, deed of trust and related security instruments against a Facility. Initially, the Senior Loan is evidenced by that certain Loan Agreement between AL Investors II (and the Facility Entities) and GMAC Commercial Mortgage Corporation dated on or about the same date hereof ("Initial Senior Loan").

Third Party Payor Programs: Collectively, all third party payor programs in which the Emeritus Entities presently or in the future may participate, including without limitation, Medicare, Medicaid, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance plans and employee assistance programs.

Third Party Payors: Collectively, Medicare, Medicaid, Blue Cross and/or Blue Shield, private insurers and any other Person which presently or in the future maintains Third Party Payor Programs.

Title Company: First American Title Insurance Company.

Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto.

EXHIBIT B
TO SUPPLEMENTAL PURCHASE AGREEMENT
IN CONNECTION WITH PURCHASE OF FACILITIES
(AL II - 14 Operating Facilities)

Major Contracts and Major Leases

1. Park Club of Brandon
      None

2. Park Club of Fort Myers

Ground Maintenance Agreement between Earth Lovers Landscape and Lawn and The Park Club of Fort Myers, $900/month)

Gas Service Agreement, dated July 3, 1995, between Ferrellgas and The Park Club (5 year term then year to year, $900/month, either party may terminate upon 30 days written notice).

Equipment Rental Agreement, dated February 1998, between Mellon First United Leasing and Integrated Health Services at Sarasota, Inc. (3 year term, $207/month, Agreement not executed by Mellon First United Leasing).

Equipment Maintenance Agreement, dated November 18, 1997, between Pitney Bowes Credit Corporation and The Park Club of Fort Myers (63 month term, $368/quarter).

Production and Warranty Contract, dated June 15, 1998, between The Message on Hold Network and The Park Club of Fort Myers (36 month term, $69/month).

Commercial Lease Agreement, dated February 6, 1997, between Associates Leasing, Inc. and Emeritus - Park Club of Fort Myers (36 month term, $349.80/month, Lessee has right to purchase equipment for $1.00 30 days prior to end of term, Agreement not executed by Associates Leasing, Inc.).

Pest Prevention Service Agreement, dated January 11, 1999, between Steritech Group, Inc. and The Park Club of Fort Myers (one year term, then year to year, $150/month, either party may terminate upon 30 days written notice).

3. Park Club of Oakbridge

Fire Alarm Testing and Inspection Service Agreement, dated September 8, 1995, between Security Engineers Systems, Inc. and Emeritus Corporation (one year term, then year to year, $900/year plus labor costs, either party may terminate upon 30 days written notice).

Pharmacy Service Agreement, dated July 19, 1996, between First Priority Pharmacy and Park Club of Oakbridge (one year term, then year to year, either party may terminate upon 30 days written notice).

4. Colonial Park Club

Pharmacy Provider Agreement, dated October 1, 1997, between Olson Liggett Drug and Colonial Park Club (one year term, then year to year, either party may terminate upon 30 days written notice for breach).

5. Ridge Wind
      None

6. Lakewood Inn tbka Loyalton of Coeur d' Alene

Landscape Maintenance Agreement, dated February 5, 1998, between Artistic Landscape and Lakewood Inn (one year, $1018.84/month)

Elevator Maintenance Agreement, dated May 4, 1998, between Thyssen Elevator Corporation and The Lakewood Inn (one year, then year to year, $280/month, either party may terminate upon 30 days written notice).

7. Highland Hills
      None

8. Fairhaven Estates

MDU Service Agreement, dated May 28, 1998, between TCI Cablevision of Washington and Fairhaven Estates (5 year term with 5 year renewal terms, $656.78/month, either party may terminate upon 6 months written notice).

Monitoring Contract, dated October 23, 1998, between D-Tech, Inc. and Fairhaven Estates (5 year term then year to year, $25/month, either party may terminate upon 30 days written notice).

9. Evergreen Lodge

Elevator Maintenance Agreement, dated April 1, 1996, between Sound Elevator Company and Emeritus Properties I, Inc. (3 years with 3 year renewal terms, $179.74/month, either party may terminate upon 90 days written notice).

Central Station Protective Signaling Service Agreement, dated September 10, 1996, between Edwards Company and Emeritus Corporation (3 years then year to year, $30/month, either party may terminate upon 60 days written notice).

10. Hearthstone

Consultant Agreement, dated December 1, 1997, between Pharmacy Corporation of America and Hearthstone Inn (one year term, then year to year, $40/hour as needed, either party may terminate upon 60 days written notice).

Pharmaceutical Service Agreement, dated December 1, 1997, between Pharmacy Corporation of America and Hearthstone Inn (one year term, then year to year, either party may terminate upon 60 days written notice).

11. Pines at Tewksbury

Contract for Alarm and Detection Equipment, dated January 1, 1999, between Grinnell Fire Protection Systems and Pines at Tewksbury (one year term then year to year, $1,400/year, either party may terminate upon 30 days written notice, Agreement not executed by Pines at Tewksbury).

12. Meadowbrook
      None

13. Anderson Place

Agreement for Services, dated December 1997, between Dr. Harry Geisberg and Anderson Place ($900/month, either party may terminate upon 60 days written notice).

Agreement for Commercial Garbage Service, dated November 11, 1998, between Carolina Container Company and Anderson Place (2 year term, $255.65/month).

Service Agreement for Podiatry Care, dated April 1, 1997, between Diversified Health Services and Anderson Place Health Care (one year term then year to year, either party may terminate upon 30 days written notice).

Consultant Pharmacist Retainer Agreement, dated November 1, 1998, between Network HealthCare and Summer House (one year term then year to year, $50/hour, either party may terminate upon 60 days written notice).

Nursing Home Vendor Pharmacy Agreement, dated November 1, 1998, between Network HealthCare and Anderson Place Health Care Center (one year term then year to year, either party may terminate upon 30 days written notice).

14. Elmbrook Estates

Waste Collection Agreement, dated June 13, 1997 between Browning Ferris Inc. and Elmbrook Estates (3 year term with 3 year renewal terms, $295.37/month, either party may terminate upon 60 days prior written notice).

EXHIBIT C
TO SUPPLEMENTAL PURCHASE AGREEMENT
IN CONNECTION WITH PURCHASE OF FACILITIES
(AL II - 14 Operating Facilities)

Litigation, Claims and/or Proceedings

1. Highland Hills (Pocatello, Idaho)
   Claimant: Hazel Gregg
   Nature of Claim: Age Discrimination

2. Ridgewind (Chubbuck, Idaho)
   Claimant: Audra Hess
   Nature of Claim: Wrongful Termination

EXHIBIT D
TO SUPPLEMENTAL PURCHASE AGREEMENT
IN CONNECTION WITH PURCHASE OF FACILITIES
(AL II - 14 Operating Facilities)

Claims for Repairs, Restorations and/or Improvements

None

Exceptions to Compliance With Legal Requirements

Community            Issue

Hearthstone Inn      Elevators do not conform to current ADA
                     requirements
Meadowbrook          The public restrooms are not in compliance
                     with current ADA guidelines
Meadowbrook          Parking does not meet current zoning
                     requirements; eight (8) additional stalls
                     are required to be in compliance
Evergreen Lodge      Door hardware does not conform to current
                     ADA requirements
Fairhaven Estates    Door hardware does not conform to current
                     ADA requirements
The Park Club of
Fort Meyers          The public men's rest room does not conform
                     to current ADA requirements

Emeritus Entities shall remedy all of the above exceptions within a reasonable time at their sole cost and expense.

EXHIBIT E
TO SUPPLEMENTAL PURCHASE AGREEMENT
IN CONNECTION WITH PURCHASE OF FACILITIES
(AL II - 14 Operating Facilities)

Environmental Compliance

Community (Location)   Issue             Status                     Resolution
Meadowbrook           O&M Program        Completed                  Comply with O&M
                                                                    program
Evergreen Lodge       O&M Program        Completed                  Comply with O&M
                                                                    program
Colonial Park Club   Storage Drums       Contact                    Test and dispose
                                         local firm to
                                         properly test and dispose
Park Club of         Prior Underground    Removed in
Oakbridge               Storage Tank       1999 by IHS
                    (1,000 gallon propane                           Propane tank use
                                                                    for kitchen
                                                                    appliances was
                                                                    removed when
                                                                    kitchen
                                                                    converted to
                                                                    natural gas.
                                                                    Confirm removal
                                                                    in accordance
                                                                    with all Legal
                                                                    Requirements.

EXHIBIT F
TO SUPPLEMENTAL PURCHASE AGREEMENT
IN CONNECTION WITH PURCHASE OF FACILITIES
(AL II - 14 Operating Facilities)

Management Agreement

See attached Management Agreement

EXHIBIT G
TO SUPPLEMENTAL PURCHASE AGREEMENT
IN CONNECTION WITH PURCHASE OF FACILITIES
(AL II - 14 Operating Facilities)

Guaranty Agreement

See attached Guaranty Agreement

EXHIBIT H
TO SUPPLEMENTAL PURCHASE AGREEMENT
IN CONNECTION WITH PURCHASE OF FACILITIES
(AL II - 14 Operating Facilities)

Put Agreement

See attached Put Agreement

EXHIBIT I
TO SUPPLEMENTAL PURCHASE AGREEMENT
IN CONNECTION WITH PURCHASE OF FACILITIES
(AL II - 14 Operating Facilities)

Purchase Price Allocation


                                      I-1